EXHIBIT 23
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            CONSENT OF INDEPENDENT AUDITORS
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Unico, Inc., Stamford, Connecticut
Stamford, Connecticut
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We have issued our report dated March 30, 2000, relating
to the financial statements of Unico, Inc. and
Subsidiaries for the years ended December 31, 1999 and
1998  appearing in the Company's Annual Report on Form
10-KSB.  Such report has been incorporated by reference
in this Registration Statement.  We consent to the
incorporation by reference in this Registration Statement
on Form S-8 of the aforementioned reports and to the use
of our name as it appears under the caption "Experts."
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Sellers & Associates, PC
Certified Public Accountants
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By: /s/ Richard Sellers
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        Richard Sellers, CPA
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Ogden, Utah
June 7, 2000
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